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                                            EXHIBIT 12.1

                             NOBLE DRILLING CORPORATION AND SUBSIDIARIES
                     STATEMENT OF COMPUTATION OF EARNINGS (DEFICIENCY) AVAILABLE
                                       TO COVER FIXED CHARGES
                                             (Unaudited)
                                            (In thousands)

                                                   Three months
                                                      ended
                                                    March 31,                      Year ended December 31,
                                                 ------------------    -----------------------------------------------------
                                                  1994       1993       1993        1992       1991       1990        1989
                                                 -------    -------    -------    --------    --------   -------    -------

Noble-Historical
Earnings available for fixed charges:
  Income (loss) from continuing operations
    before income taxes and extraordinary items  $ 5,670    $ 4,244    $21,620    $ (5,844)   $(11,285)   $(7,541)   $ (9,286)
Add-fixed charges                                  3,052      1,087      5,715       8,148      14,994      3,450       3,110
Deduct-capitalized interest                                                                    (1,054)      (614)
                                                 -------    -------    -------    --------    --------    -------    --------
      Total                                        8,722      5,331     27,335       2,304       2,655     (4,705)     (6,176)
                                                 -------    -------    -------    --------    --------    -------    --------
Fixed charges:
  Interest and related costs                       2,921      1,010      5,314       7,140      13,408      3,061       2,781
  Amortization of debt expense                        79                    92         678       1,140
  Rental expense factor representative
    of interest factor                                52         77        309         330         446        389         329
                                                 -------    -------    -------    --------    --------    -------    --------
      Total                                        3,052      1,087      5,715       8,148      14,994      3,450       3,110
                                                 -------    -------    -------    --------    --------    -------    --------
Ratio of earnings to fixed charges                  2.86       4.90       4.78
Deficiency of earnings available to cover
  combined fixed charges                         $          $          $          $  5,844    $ 12,339    $ 8,155    $  9,286
                                                 =======    =======    =======    ========    ========    =======    ========

Chiles-Historical
Earnings available for fixed charges:
  Income (loss) from continuing operations
    before income taxes and extraordinary items  $ 3,995    $(3,483)   $ 2,795    $(30,738)   $(25,472)   $(2,762)   $(10,531)
Add-fixed charges                                     51        879      3,233       6,384       8,412      4,865       8,343
Deduct-capitalized interest                                                                                  (302)
                                                 -------    -------    -------    --------    --------    -------    --------
                                                   4,046     (2,604)     6,028     (24,354)    (17,060)     1,801      (2,188)
                                                 -------    -------    -------    --------    --------    -------    --------
Fixed charges:
  Interest and related costs                                    809      2,632       5,456       6,917      4,218       8,199
  Amortization of debt expense                                             332         642         758         45          23
  Rental expense factor representative of
    interest factor                                   51         70        269         286         737        602         121
                                                 -------    -------    -------    --------    --------    -------    --------
                                                      51        879      3,233       6,384       8,412      4,865       8,343
                                                 -------    -------    -------    --------    --------    -------    --------
Ratio of earnings to fixed charges                 79.33                  1.86
Deficiency of earnings available to cover
  combined fixed charges                         $          $ 3,483    $          $ 30,738    $ 25,472    $ 3,064    $ 10,531
                                                 =======    =======    =======    ========    ========    =======    ========


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


                                                   Three months
                                                      ended
                                                    March 31,               Year ended December 31,
                                                 ------------------    --------------------------------
                                                  1994       1993       1993        1992       1991
                                                 -------    -------    -------    --------    --------

Noble and Chiles-Pro Forma Combined
Earnings available for fixed charges:
  Income (loss) from continuing operations
    before income taxes and extraordinary items  $ 9,665    $   761    $24,415    $(36,282)   $(36,757)
Add-fixed charges                                  3,103      1,966      8,948      14,532      23,406
Deduct-capitalized interest                                                                     (1,054)
                                                 -------    -------    -------    --------    --------
      Total                                       12,768      2,727     33,363     (21,750)    (14,405)
                                                 -------    -------    -------    --------    --------
Fixed charges:
  Interest and related costs                       2,921      1,819      7,946      12,596      20,325
  Amortization of debt expense                        79                   424       1,320       1,898
  Rental expense factor representative of
    interest factor                                  103        147        578         616       1,183
                                                 -------    -------    -------    --------    --------
      Total                                        3,103      1,966      8,948      14,532      23,406
                                                 -------    -------    -------    --------    --------
Ratio of earnings to fixed charges                  4.11       1.39       3.73
Deficiency of earnings available to cover
    combined fixed charges                       $          $          $          $ 36,282    $ 37,811
                                                 =======    =======    =======    ========    ========
Noble (A), Chiles and Triton-Pro Forma Combined
Earnings available for fixed charges:
  Income (loss) from continuing operations
    before income taxes and extraordinary items  $10,570               $24,003
Add-fixed charges                                  3,188                17,032
Deduct-capitalized interest
                                                 -------               -------
      Total                                       13,758                41,035
                                                 -------               -------
Fixed charges:
  Interest and related costs                       2,921                15,554
  Amortization of debt expense                        79                   424
  Rental expense factor representative of
    interest factor                                  188                 1,054
                                                 -------               -------
      Total                                        3,188                17,032
                                                 -------               -------
Ratio of earnings to fixed charges                  4.32                  2.41
Deficiency of earnings available to cover
  combined fixed charges                         $                     $
                                                 =======               =======


     A) Noble historical amounts were adjusted to include the effects of the Western Acquisition as if it had occurred on January 1, 1993.